UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Mills Corporation
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email to employees of The Mills Corporation distributed on February 5, 2007:

As you may have already read today in press accounts, The Mills has received an acquisition proposal from Simon Property Group and Farallon Capital Management, the Company’s largest shareholder. Simon/Farallon are proposing to acquire the company for $24 per share in cash. The Company’s Board of Directors has a fiduciary duty to shareholders to evaluate this new proposal. When the Board has made its determination regarding the Simon/Farallon proposal, we’ll communicate to our shareholders – and to you, our employees. At this point, our merger agreement with Brookfield remains in effect.

I understand that this development creates further uncertainty for all of us, but right now the next step is up to our Board to determine. To keep you informed as much as possible, I will host a conference call the today at 12noon (EST) with all employees. If you are located in the Chevy Chase office building, please gather with associates in conference rooms and offices to dial into the conference call to alleviate any telecommunication issues during the call. Details regarding the call are below:

Conference Call-In Information Toll Free Number: 888-469-3074 Participant Access Code: 5500

In the meantime, I once again ask you to remain focused on your work. Please know that I deeply appreciate your dedication to The Mills. As always, should you receive any media inquiries, please direct them to Ken Volk / 301-968-6390 in Corporate Communications.

Sincerely,

Mark Ordan CEO and President The Mills Corporation

* * * * *

The Mills and Brookfield Asset Management, Inc. intend to file a proxy statement/prospectus with the Securities and Exchange Commission in connection with the proposed merger between The Mills and Brookfield. Stockholders of The Mills are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement/prospectus as well as other filings containing information about The Mills and the merger, when available, without charge, at the Securities and Exchange Commission's Internet site (http://www.sec.gov). In addition, copies of the proxy statement/prospectus and other filings containing information about The Mills and the merger can be obtained, when available without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills' Internet site at http://www.themills.com.

The Mills and its officers and directors may be deemed to be participants in the solicitation of proxies from The Mills' stockholders in connection with the merger. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that The Mills intends to file with the Securities and Exchange Commission in connection with the scheduled special meeting of its stockholders.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.